UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 24, 2006

United Therapeutics Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1110 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Indenture and Convertible Notes

On October 30, 2006, United Therapeutics Corporation (the “Company”) issued $250 million of 0.50% Convertible Senior Notes due October 15, 2011 (the “Notes”) (including $40 million of Notes issued pursuant to exercise of an option granted to the initial purchaser, Deutsche Bank Securities Inc. (“Deutsche Bank”), to purchase additional notes solely to cover over-allotments, which was exercised in full on October 24, 2006).  The Company offered and sold the Notes to Deutsche Bank in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).  Deutsche Bank then sold the Notes to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The net proceeds of the offering, after deducting Deutsche Bank’s discount and commission and the estimated offering fees and expenses payable by the Company, are expected to be approximately $242 million.  The aggregate offering price of the Notes was $250 million, and the aggregate discount and commission to Deutsche Bank was $7.5 million.

The Notes were issued pursuant to an Indenture, dated as of October 30, 2006, between United Therapeutics Corporation and The Bank of New York, as trustee (the “Indenture”).  The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K, and the description of the terms of the Indenture and the Notes in this Item 1.01 is qualified in its entirety by reference to such exhibit.

The Notes bear interest at a rate of 0.50% per year, commencing October 30, 2006.  Interest on the Notes is payable semi-annually in arrears on April 15 and October 15 of each year, commencing April 15, 2007. The Notes mature on October 15, 2011, unless earlier converted or repurchased, and are subject to the terms and conditions set forth in the Indenture.

The Notes are convertible into cash and shares of the Company’s common stock, if any, prior to the close of business on July 15, 2011, under the following circumstances: (1) during any calendar quarter commencing after the date of original issuance of the Notes, if the closing sale price of the Company’s common stock for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the calendar quarter preceding the quarter in which the conversion occurs is more than 120% of the conversion price of the Notes in effect on that last trading day; (2) during the ten consecutive trading-day period following any five consecutive trading-day period in which the trading price for the Notes for each such trading day was less than 95% of the closing sale price of the Company’s common stock on such date multiplied by the then current conversion rate; or (3) if the Company makes specific significant distributions to holders of the Company’s common stock, the Company enters into specified corporate transactions, or the Company’s common stock ceases to be approved for listing on The NASDAQ Global Select Market (“NASDAQ”) and is not listed for trading on another U.S. national or regional securities exchange.  The Notes are convertible after July 15, 2011 irrespective of the satisfaction of any of the foregoing conditions.  The initial conversion rate will be 13.2933 shares of the Company’s stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of $75.2257 per share of the Company’s common stock.  The Notes provide for “net share settlement” of any conversions, meaning that, upon any conversion, the Company will pay the noteholder an amount in cash equal to the lesser of the conversion value or the par value of the Notes and will settle any excess of the conversion value above the par value of the Notes in the Company’s common stock.

Holders of the Notes who convert their Notes in connection with a qualifying change in control, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate.  Additionally, following the occurrence of a fundamental change as defined in the Indenture holders may require that the Company repurchase some or all of the Notes for cash at a repurchase price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any.

The Notes are the Company’s senior unsecured obligations and rank equal in right of payment with all of the Company’s other senior unsecured debt and senior to all of the Company’s future subordinated debt.  The Notes are structurally subordinated to all present and future debt and other obligations of the Company’s subsidiaries.  In addition, the Notes are effectively subordinated to the Company’s obligations under the Company’s synthetic operating lease and related agreements with Wachovia Development Corporation and its affiliates and any future secured debt to the extent of the value of the collateral securing such obligations and indebtedness.

Registration Rights Agreement

Holders of the Notes are entitled to the benefits of a Registration Rights Agreement, dated October 30, 2006, between United Therapeutics Corporation and Deutsche Bank, as initial purchaser (the “Registration Rights Agreement”).  The Registration Rights Agreement is filed as Exhibit 4.2 to this Current Report on Form 8-K and the description of the terms of the Registration Rights Agreement in this Item 1.01 is qualified in its entirety by reference to such exhibit.

Under the Registration Rights Agreement, the Company has agreed to file, within 180 days after October 30, 2006, an automatic shelf registration statement with the Securities and Exchange Commission covering resales of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes.  If the Company is not eligible to use automatic shelf registration, the Company has agreed to file a shelf registration statement and thereafter use its commercially reasonable efforts to cause the shelf registration statement to become effective under the Securities Act no later than 180 days after October 30, 2006.  The Company is also obligated to keep the shelf registration statement effective as specified in the Registration Rights Agreement.  If the Company fails to satisfy certain of its obligations under the Registration Rights Agreement, it will be required to pay liquidated damages on the transfer restricted Notes at a rate per annum equal to 0.50% of the aggregate principal amount of the transfer restricted Notes.  No additional interest will be payable, however, in connection with a registration default relating to a failure to register any common stock delivered upon a conversion of the Notes.

Convertible Note Hedge and Warrant Transactions

In connection with the sale of the Notes, on October 24, 2006, the Company entered into a privately-negotiated convertible note hedge transaction with respect to the Company’s common stock (the “Purchased Call Option”) with Deutsche Bank AG London (the “Counterparty”).  The Purchased Call Option covers, subject to customary anti-dilution adjustments substantially identical to those in the Indenture, approximately 3,323,332 shares of the Company’s common stock at a strike price of approximately $75.2257.  The Company paid approximately $80.8 million for the Purchased Call Option.  The Purchased Call Option will expire upon the maturity of the Notes.

Separately and concurrently with entering into the Purchased Call Option transaction, on October 24, 2006, the Company also entered into a warrant transaction with the Counterparty with respect to the Company’s common stock, whereby the Company sold to the Counterparty warrants to acquire, subject to customary anti-dilution adjustments, approximately 3,323,332 shares of the Company’s common stock (the “Sold Warrants”) at a strike price of $105.6890 per share.  The Sold Warrants will expire in ratable portions on a series of expiration dates commencing after the maturity of the Notes.  The Company received approximately $45.4 million from the sale of the Sold Warrants.  The Sold Warrants were issued to the Counterparty pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act.

In connection with the Purchased Call Option and the Sold Warrants, on October 24, 2006, the Company and the Counterparty entered into certain confirmation letters (collectively, the “Confirmations”). The Confirmations are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and the description of the terms of the Confirmations in this Item 1.01 is qualified in its entirety by reference to such exhibits.

The Purchased Call Option is exercisable on the same dates as any date of conversion of the Notes.  The Purchased Call Option provides for net share settlement upon exercise, such that the Counterparty will owe the Company net shares of the Company’s common stock in an amount based on the excess of the then current market price of the Company’s common stock over the strike price of the Purchased Call Option, which corresponds to the initial conversion price of the Notes and is similarly subject to certain customary adjustments.  The Sold Warrants provide for net share settlement upon exercise, such that the Company will owe the Counterparty net shares of its common stock in an amount based on the excess of the then current market price of its common stock over the strike price of the Sold Warrants.

The Purchased Call Option and Sold Warrants are separate transactions, each entered into by the Company with the Counterparty, are not part of the terms of the Notes, and will not affect the holders’ rights under the Notes.  The Purchased Call Option is expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes in the event that the market value per share of the Company’s common stock, as measured under the Purchased Call Option, at the time of exercise is greater than the strike price of the Purchased Call Option.  If, however, the volume-weighted average price per share of the Company’s common stock exceeds the strike price of the Sold Warrants when the Sold Warrants are exercised, the Company will be required to issue shares of the Company’s common stock to the Counterparty, and those issuances will have a dilutive effect on the Company’s earnings per share.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 8.01.  Other Events.

The Company used approximately $112.4 million of the net proceeds from the sale of the Notes to repurchase, in a privately-negotiated transaction, 1,808,809 outstanding shares of its common stock at a price per share of $62.17, the closing price of the Company’s common stock on October 24, 2006.

Item 9.01.  Exhibits

(d)  Exhibits

Exhibit No.	Description of Exhibit
4.1	Indenture, dated October 30, 2006, between United Therapeutics Corporation and The Bank of New York, as trustee (including form of 0.50% Convertible Senior Note due October 15, 2011).
4.2	Resale Registration Rights Agreement, dated October 30, 2006, between United Therapeutics Corporation and Deutsche Bank Securities Inc., as the initial purchaser.
10.1	Confirmation, dated October 24, 2006, between Deutsche Bank AG London and United Therapeutics Corporation.
10.2	Confirmation, dated October 24, 2006, between Deutsche Bank AG London and United Therapeutics Corporation.

Forward Looking Statements

Portions of this filing may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: October 30, 2006	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Indenture, dated October 30, 2006, between United Therapeutics Corporation and The Bank of New York, as trustee (including form of 0.50% Convertible Senior Note due October 15, 2011).
4.2	Resale Registration Rights Agreement, dated October 30, 2006, between United Therapeutics Corporation and Deutsche Bank Securities Inc., as the initial purchaser.
10.1	Confirmation, dated October 24, 2006, between Deutsche Bank AG London and United Therapeutics Corporation.
10.2	Confirmation, dated October 24, 2006, between Deutsche Bank AG London and United Therapeutics Corporation.